Exhibit 5.1

Reed Smith LLP 599 Lexington Avenue New York, New York 10022 +1 212 521 5400 Fax +1 212 521 5450 reedsmith.com

March 21, 2012

Board of Directors

Heckmann Corporation

300 Cherrington Parkway, Suite 200

Coraopolis, Pennsylvania 15108

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Heckmann Corporation, a Delaware corporation (the “Company”) and the subsidiaries of the Company named on Schedule I hereto (the “Guarantors”), in connection with their filing on February 13, 2012, with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”).

The Registration Statement relates to the possible offerings by the Company, from time to time, of up to $400,000,000 aggregate amount of the following securities:

(i)	one or more series of senior or subordinated debt securities (the “Debt Securities”), which may be secured or unsecured, and may be exchangeable for and/or convertible into shares of Common Stock or other securities of the Company;

(ii)	shares of common stock of the Company, par value $0.001 per share (the “Common Stock”);

(iii)	shares of preferred stock of the Company, par value $0.001 per share, which may be issued in one or more series or classes (the “Preferred Stock”);

(iv)	shares or fractional shares, at the Company’s option, of Preferred Stock of the Company represented by depositary shares (the “Depositary Shares”);

(v)	warrants to purchase Debt Securities, Common Stock, Preferred Stock or Depositary Shares (collectively, “Warrants”);

Board of Directors Heckmann Corporation
March 21, 2012 Page 2

(vi)	rights to purchase Common Stock or any other Securities (as defined below) (the “Rights”);

(vii)	units consisting of any combination of the Securities (the “Units”); and

(viii)	purchase contracts for the purchase and sale of Common Stock, Preferred Stock, Debt Securities or Depositary Shares (the “Purchase Contracts.”).

In addition, the Debt Securities (including Debt Securities issuable upon exercise of Warrants or Purchase Contracts or issued in connection with Units) may be guaranteed pursuant to guarantees (the “Guarantees”) issued by the Guarantors. The Debt Securities, Common Stock, Preferred Stock, Depositary Shares, Warrants, Rights, Units, Purchase Contracts and Guarantees are collectively referred to herein as the “Securities”).

The Debt Securities and the Guarantees will be issued pursuant to indentures between the Company, Bank of New York Mellon Corp., as trustee (the “Trustee”) and, if guaranteed, the Guarantors named therein, in the forms attached as Exhibit 4.7 (the “Senor Note Indenture”) and Exhibit 4.8 (the “Subordinated Note Indenture”) to the Registration Statement, and including in respect of each of the Senor Note Indenture and the Subordinated Note Indenture one or more supplements or officer’s certificates thereto or resolutions of the Board of Directors of the Company, in each case establishing the terms of each such series (collectively, the “Indentures”).

The Warrants may be issued under one or more warrant agreements (each, a “Warrant Agreement”) between the Company and a third party to be identified therein as holder or beneficial owner or warrant agent. The Depositary Shares may be issued pursuant to one or more deposit agreements (each, a “Deposit Agreement”) between the Company and such depositary as shall be named therein. The Rights may be issued under one or more rights agreements (each, a “Rights Agreement”) between the Company and a bank or trust company as rights agent. The Units may be issued, in one or more series, under one or more unit agreements (each, a “Unit Agreement”) between the Company and a third party to be identified therein as holder or beneficial owner or unit agent. The Purchase Contracts may be issued under one or more purchase contract agreements, including purchase contract agreements issued as part of a Unit with one or more Securities (each, a “Purchase Contract Agreement”), between the Company and a third party to be identified therein as purchase contract agent. The Indentures, the Warrant Agreements, the Deposit Agreements, the Rights Agreements, the Purchase Contract Agreements and the Unit Agreements are herein collectively called the “Agreements.”

You have provided us with a draft of the Registration Statement in the form in which it will be filed, which includes a form of prospectus (the “Prospectus”). The Prospectus provides that it will be supplemented in the future by one or more supplements to the Prospectus (each, a “Prospectus Supplement”) in connection with each offering of Securities.

Board of Directors Heckmann Corporation
March 21, 2012 Page 3

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, the Prospectus or any Prospectus Supplement, other than as expressly stated herein with respect to the issuance of the Securities.

In connection with this opinion letter, we have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Certificate of Incorporation of the Company, as amended through the date hereof (the “Certificate of Incorporation”); (ii) the Bylaws of the Company, as amended through the date hereof (the “Bylaws”); (iii) certain resolutions of the Board of Directors of the Company relating to the issuance, sale and registration of the Securities; and (iv) the Registration Statement. In addition, we have examined originals or copies, certified or otherwise identified to our satisfaction, of certain other corporate records, documents, instruments and certificates of public officials and of the Company and the Guarantors, and we have made such inquiries of officers of the Company and the Guarantors and of public officials and considered such questions of law as we have deemed necessary for purposes of rendering the opinions set forth herein.

In rendering this opinion, we have assumed that, upon the issuance of any of the Common Stock and/or Preferred Stock that may be offered and sold under the Registration Statement, including Common Stock and/or Preferred Stock that may be issued upon conversion or exchange or otherwise in connection with other Securities, (i) the total number of issued and outstanding Common Stock and/or Preferred Stock (as the case may be) after giving effect to such issuance would not exceed the total number of shares of Common Stock and/or Preferred Stock (as the case may be) that the Company is then authorized to issue under its Certificate of Incorporation, as it may then be amended, and (ii) with respect to any issuance of Preferred Stock, the total number of issued and outstanding shares of the applicable series of Preferred Stock (after giving effect to such issuance) would not exceed the total number of shares of such series of Preferred Stock that the Company is then authorized to issue under its Certificate of Incorporation, as it may then be amended.

In our examination of the foregoing, we have assumed, without independent investigation or verification: (i) the genuineness of all signatures on all agreements, instruments and other documents submitted to us; (ii) the legal capacity and authority of all persons or entities executing all agreements, instruments and other documents submitted to us; (iii) the authenticity and completeness of all agreements, instruments, corporate records, certificates and other documents submitted to us as originals; (iv) that all agreements, instruments, corporate records, certificates and other documents submitted to us as certified, electronic, facsimile, conformed, photostatic or other copies conform to authentic originals thereof, and that such originals are authentic and complete; (v) the due authorization, execution and delivery of all agreements, instruments and other documents by all parties thereto (other than the Company and the Guarantors, provided that, with respect to the Guarantors, we are relying on the opinion of Thompson & Knight LLP as to the due authorization, execution and delivery of the Guarantees, a copy of which opinion is filed as Exhibit 5.2 to the Registration Statement); (vi) that the

Board of Directors Heckmann Corporation
March 21, 2012 Page 4

statements contained in the certificates and comparable documents of public officials, officers and representatives of the Company and other persons on which we have relied for the purposes of this opinion letter are true and correct as to matters of fact; and (vii) that the officers and directors of the Company have properly exercised their fiduciary duties. As to all questions of fact material to this opinion letter and as to the materiality of any fact or other matter referred to herein, we have relied (without independent investigation) upon certificates or comparable documents of officers and representatives of the Company.

We have assumed that the issuance and sale of the Securities by the Company will not violate or constitute a default or breach under (i) any agreement or instrument to which the Company or its properties is subject, (ii) any law, rule or regulation to which the Company is subject, (iii) any judicial or regulatory order or decree of any governmental authority, or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority.

We have further assumed that: (i) the Registration Statement and any amendments thereto will have become effective under the Securities Act and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement; (ii) an appropriate Prospectus Supplement, free writing prospectus or term sheet relating to the Securities offered thereby will be prepared and filed with the SEC in compliance with the Securities Act and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement; (iii) all Securities will be issued and sold in compliance with the applicable provisions of the Securities Act and the securities or blue sky laws of various states and in the manner stated in the Registration Statement and the applicable Prospectus Supplement; (iv) each of the Agreements and any purchase, underwriting or similar agreement (collectively, the “Securities Agreements”) relating to Securities being offered will be duly authorized, executed and delivered by the Company and the other parties thereto at the time of the execution, authentication, issuance and delivery (as applicable) of the relevant Securities; (v) at the time of execution, authentication, issuance and delivery of the Debt Securities and any applicable Guarantees, the applicable supplemental indentures will have been duly authorized, executed and delivered by the Company and the applicable Guarantors; (vi) each Securities Agreement relating to the Securities being offering will be, at the time of the execution, authentication, issuance and delivery (as applicable) of the relevant Securities, the valid and legally binding obligation of each party (other than the Company and the Guarantors) thereto; and (vii) the terms of Securities as executed, authenticated (if applicable) and delivered are as described in the Registration Statement.

We have assumed further that, at the time of execution, issuance and delivery of the applicable Securities and Securities Agreements, that each of the Guarantors (i) will continue to be validly existing under the law of the jurisdiction in which it was organized; (ii) will continue to have the power to enter into the Securities Documents to which it is a party; and (iii) will have duly authorized, executed and delivered such Securities Documents to which it is a party in accordance with the law of the jurisdiction in which it was organized.

Board of Directors Heckmann Corporation
March 21, 2012 Page 5

Our knowledge of the Company and its legal and other affairs is limited by the scope of our engagement, which scope includes the delivery of this opinion letter. We do not represent the Company with respect to all legal matters or issues. The Company may employ other independent counsel and, to our knowledge, handles certain legal matters and issues without the assistance of independent counsel.

Subject to the foregoing and the other matters set forth herein, it is our opinion that as of the date hereof:

(1)	When each Indenture has been duly authorized, executed and delivered by all necessary corporate action of the Company, and when the specific terms of any particular series of Debt Securities have been duly established in accordance with the applicable Indenture and applicable law and authorized by all necessary corporate action of the Company (including, without limitation, by the adoption by the Board of Directors of the Company of resolutions duly authorizing the issuance and delivery of such Debt Securities), and when any such Debt Securities have been duly executed and issued by the Company, duly authenticated by the Trustee and duly delivered by or on behalf of the Company against payment therefor in accordance with the applicable Indenture and in the manner contemplated by the Registration Statement, the Prospectus and the applicable Prospectus Supplement(s) and by such corporate action, such Debt Securities will be the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

(2)	With respect to the Guarantees, assuming (a) the taking of all necessary corporate or other action to authorize and approve the issuance and terms of the Guarantees, the terms of the offering thereof and related matters by the Board of Directors of each Guarantor or a duly constituted and acting committee of such Board of Directors of such Guarantor, as applicable, or duly authorized officers of such Guarantor (such Board of Directors and committee and any such authorized officers being referred to as a “Guarantor Authorizing Party”), (b) the due execution, authentication, issuance and delivery of the Debt Securities underlying such Guarantees, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the appropriate Guarantor Authorizing Party and otherwise in accordance with the provisions of all applicable Securities Agreements, including the applicable Indenture and (c) the due issuance of such Guarantees, such Guarantees will constitute valid and legally binding obligations of the Guarantors issuing such Guarantees enforceable against such Guarantors in accordance with their terms.

(3)	When an issuance of Common Stock has been duly authorized by all necessary corporate action of the Company, upon issuance, delivery and payment therefor in

Board of Directors Heckmann Corporation
March 21, 2012 Page 6

an amount not less than the par value thereof, in the manner contemplated by the Registration Statement, the Prospectus and the applicable Prospectus Supplement(s) and by such corporate action, such shares of Common Stock will be validly issued, fully paid and nonassessable.

(4)	When an issuance of Preferred Stock has been duly authorized by all necessary corporate action of the Company, upon issuance, delivery and payment therefor in an amount not less than the par value thereof, in the manner contemplated by the Registration Statement, the Prospectus and the applicable Prospectus Supplement(s) and by such corporate action, such shares of Preferred Stock will be validly issued, fully paid and nonassessable.

(5)	When the Depositary Shares and the underlying Preferred Stock have been duly authorized and established by all necessary corporate action of the Company, and when (a) a deposit agreement substantially as described in the Registration Statement has been duly executed and delivered by the Company and a depositary, and (b) the depositary receipts representing the Depositary Shares in the form contemplated and authorized by such deposit agreement have been duly executed and delivered by such depositary and delivered to and paid for by the purchasers thereof in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement(s), upon issuance and delivery of the Preferred Stock against payment of valid consideration therefor in accordance with all necessary corporate action of the Company and any applicable underwriting or purchase agreement, and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement(s), such Depositary Shares will be legally issued and will entitle the holders thereof to the rights specified in the depositary receipts and the deposit agreement relating to such Depositary Shares.

(6)	When any applicable Warrant Agreement has been duly authorized by all necessary corporate action of the Company and duly executed and delivered, and when the specific terms of a particular issuance of Warrants have been duly established in accordance with any such Warrant Agreement and authorized by all necessary corporate action of the Company, and the Warrants have been duly executed, authenticated, issued and delivered against payment therefor in accordance with any such Warrant Agreement and in the manner contemplated by the Registration Statement, the Prospectus and the applicable Prospectus Supplement(s) and by such corporate action, then, assuming the securities issuable upon exercise of the Warrants have been duly authorized and reserved for issuance by all necessary corporate action, the Warrants will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

Board of Directors Heckmann Corporation
March 21, 2012 Page 7

(7)	When any applicable Rights Agreement has been duly authorized by all necessary corporate action of the Company and duly executed and delivered, and when the specific terms of a particular issuance of Rights have been duly established in accordance with any such Rights Agreement and authorized by all necessary corporate action of the Company, and the Rights have been duly executed, authenticated, issued and delivered against payment therefor in accordance with any such Rights Agreement and in the manner contemplated by the Registration Statement, the Prospectus and the applicable Prospectus Supplement(s) and by such corporate action (assuming the securities issuable upon exercise of the Rights have been duly authorized and reserved for issuance by all necessary corporate action), the Rights will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

(8)	When any applicable Unit Agreement has been duly authorized by all necessary corporate action of the Company and duly executed and delivered, and when the specific terms of a particular issuance of Units have been duly established in accordance with any such Unit Agreement and authorized by all necessary corporate action of the Company, and the Units have been duly executed, authenticated, issued and delivered against payment therefor in accordance with any such Unit Agreement and in the manner contemplated by the Registration Statement, the Prospectus and the applicable Prospectus Supplement(s) and by such corporate action, then, assuming (a) the constituent securities of the Units have been duly authorized and reserved for issuance by all necessary corporate action, (b) the Common Stock and Preferred Stock that are components of any Units are validly issued fully paid and nonassessable, (c) the Debt Securities, the Guarantees, the Purchase Contracts and the Warrants that are components of any Units constitute valid and legally binding obligations of the Company and the Guarantors, as applicable, enforceable against such party or parties in accordance with their terms and (d) the depositary receipts evidencing the Depositary Shares that are components of any Units are validly issued, the Units will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

(9)

When any applicable Purchase Contract Agreement has been duly authorized by all necessary corporate action of the Company and duly executed and delivered, and when the specific terms of a particular issuance of Purchase Contracts have been duly established in accordance with any such Purchase Contract Agreement and authorized by all necessary corporate action of the Company, and the Purchase Contracts have been duly executed, authenticated, issued and delivered against payment therefor in accordance with any such Purchase Contract Agreement and in the manner contemplated by the Registration Statement, the Prospectus and the applicable Prospectus Supplement(s) and by such corporate action, then, assuming the securities issuable upon settlement of the Purchase

Board of Directors Heckmann Corporation
March 21, 2012 Page 8

Contracts have been duly authorized and reserved for issuance by all necessary corporate action, the Purchase Contracts will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

Our opinions are subject to: (i) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought; and (iii) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy.

We express no opinion as to (a) any provision for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty, (b) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies or judicial relief, (c) the waiver of rights or defenses where such waiver would be against public policy, (d) any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy, (e) any provision permitting, upon acceleration of the debt securities, collection of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon, (f) any provision to the extent it requires that a claim with respect to a security denominated in other than U.S. dollars (or a judgment in respect of such a claim) be converted into U.S. dollars at a rate of exchange at a particular date, to the extent applicable law otherwise provides, (g) provisions purporting to make a guarantor primarily liable rather than as a surety and provisions purporting to waive modifications of any guaranteed obligation to the extent such modification constitutes a novation, (h) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights, (i) waivers of broadly or vaguely stated rights, (j) provisions for exclusivity, election or cumulation of rights or remedies, (k) provisions authorizing or validating conclusive or discretionary determinations, (l) grants of setoff rights, (m) proxies, powers and trusts, (n) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property and (o) the severability, if invalid, of provisions to the foregoing effect.

The opinions set forth above are also subject to (i) the unenforceability of contractual provisions waiving or varying the rules listed in Section 9-602 of the New York Uniform Commercial Code (the “UCC ”), (ii) the unenforceability under certain circumstances of contractual provisions respecting self-help or summary remedies without notice of or opportunity for hearing or correction and (iii) the effect of provisions of the UCC and other general legal principles that impose a duty to act in good faith and in a commercially reasonable manner.

Board of Directors Heckmann Corporation
March 21, 2012 Page 9

With your consent, we have assumed (a) that the Agreements and the Securities will be duly authorized, executed and delivered by the parties thereto other than the Company and the Guarantors, provided that, with respect to the Guarantors, we are relying on the opinion of Thompson & Knight LLP as to the due authorization, execution and delivery of the Guarantees, a copy of which opinion is filed as Exhibit 5.2 to the Registration Statement, (b) that the Agreements and the Securities will constitute legally valid and binding obligations of the parties thereto other than the Company and the Guarantors, enforceable against each of them in accordance with their respective terms, (c) that the status of the Agreements and the Securities as legally valid and binding obligations of the parties will not be affected by any (i) breaches of, or defaults under, agreements or instruments, (ii) violations of statutes, rules, regulations or court or governmental orders, or (iii) failures to obtain required consents, approvals or authorizations from, or to make required registrations, declarations or filings with, governmental authorities.

We express no opinion as to matters governed by any laws other than the General Corporation Law of the State of Delaware (including all related provisions of the Delaware Constitution and all reported judicial decisions interpreting the General Corporation Law of the State of Delaware and the Delaware Constitution), the substantive laws of the State of New York (without reference to choice of law rules), and the federal law of the United States, all as in effect on the date hereof. Matters governed by Texas law are addressed in the opinion of Thompson & Knight LLP, a copy of which is filed as Exhibit 5.2 to the Registration Statement.

This opinion letter speaks as of the date hereof and we assume no obligation to advise you or any other person with regard to any change in the circumstances or the law that may bear on the matters set forth herein after the effectiveness of the Registration Statement, even though the change may affect the legal analysis, a legal conclusion or other matters in this opinion letter.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to reference our firm under the caption “Legal Matters” in the prospectus that is a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Reed Smith LLP

Schedule I

Guarantors

Heckmann Water Resources Corporation, a Texas corporation

Heckmann Water Resources (CVR), Inc., a Texas corporation